                                                                   EXHIBIT 10.22

                        OEM SOFTWARE LICENSE AGREEMENT

     This OEM Software License Agreement (this "Agreement") is entered into as of this 31st day, of December, 1997 (the "Effective Date") by and between Numerical Technologies, Inc., a California corporation, having its principal place of business at 333 West Maude Avenue, Suite 207, Sunnyvale, CA 94086 ("NTI"), and Technical Instrument Company, a California corporation having its principal place of business at 650 N. Mary Avenue, Sunnyvale, CA 94086 ("OEM").

     WHEREAS, NTI is in the business of developing and marketing computer software for application in the production of semiconductors, including certain software designed for use in mask defect analysis as defined below; and

     WHEREAS, OEM is in the business of developing and marketing optical microscope based mask metrology and defect review systems and WHEREAS, OEM desires to obtain from NTI and NTI is willing to grant to OEM, under the terms and conditions set forth herein, the right to market such software directly to end-users and to other mask defect review and mask metrology optical based microscope vendors as part of a computer system for use in the Field (as defined below).

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.   DEFINITIONS
     -----------

     1.1  "End-User" shall mean a customer to whom OEM or one of its
           --------
Sublicensees permitted hereunder sublicenses a copy of an TVS System for internal use by such customer in the regular course of such customer's business and not for resale. In the case of OEM's distribution of the TVS System for its own internal use, OEM shall be deemed to be an End-User.

     1.2  "Field" shall mean the field of off-line mask defect review, analysis,
           -----
and metrology, solely to the extent that each of the foregoing is performed in conjunction with mask images obtained from an optical microscope system that is distinct from and not a part of any on-line mask inspection system. As used above, an on-line mask inspection system includes without limitation any system that is used for the detection and/or location of mask defects and/or anomalies before any other system is used for the detection and/or location of mask defects and/or anomalies. In addition, as used above, an on-line mask inspection system includes without limitation any system that is used to automatically detect and/or locate mask defects and/or anomalies.

     1.3  "Sublicensees" shall mean Other Vendors who contract with OEM to
           ------------
distribute the TVS System as permitted hereunder.

     1.4  "Other Vendors" shall mean Carl Zeiss, GmbH (Jena, Germany), Nikon
           -------------
Corp.


[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(Tokyo, Japan), Leica GmbH (Wetzler, Germany), Olympus Corp. (Tokyo, Japan), Lasertec Corporation (Yokohama, Japan), Mitutoyo, MTI Corp. (Aurora, Illinois), SiScan Corp. (IHI (Tokyo, Japan), OAI, Inc. (Santa Clara, CA)) and any other optical microscope vendors mutually agreed to by the parties in writing.

     1.5  "TVS Software" shall mean NTI's TINT Virtual Stepper Software for mask
           ------------
defect analysis version 1.0, in object code format, as further described in Exhibit A hereto, and Updates and Upgrades thereto provided to OEM under this Agreement.

     1.6  "TVS System" shall mean a mask defect analysis system that
           ----------
incorporates the TVS Software, certain computer hardware for connection to an optical based microscope, as further described in Exhibit A hereto.

     1.7  "Updates" shall mean minor enhancements (denoted by a change to the
           -------
right of the decimal point (e.g. 3.1 to 3.2)), in object code format, to the TVS Software and/or bug fixes to the TVS Software.

     1.8  "Upgrades" shall mean new releases of the TVS Software, in object code
           --------
format, that are not Updates.

2.   GRANT OF RIGHTS
     ---------------

     2.1  Direct Distribution License. Subject to the terms and conditions of
          ---------------------------
this Agreement, NTI grants to OEM during the term of this Agreement a nontransferable, worldwide license to reproduce, market and distribute directly to End-Users the TVS Software for use in the Field, solely as incorporated into a TVS System.

     2.2  Indirect Distribution License. Subject to the terms and conditions of
          -----------------------------
this Agreement, NTI grants to OEM, for a period of one (1) year from the Effective Date, a nontransferable, worldwide license to license to Other Vendors the right to reproduce, market and distribute directly to End-Users the TVS Software for use in the Field, solely as incorporated into a TVS System. OEM shall enter into and execute written agreements with Sublicensees containing provisions at least as protective of NTI as those set forth in this Agreement ("Sublicense Agreement"), including without limitation the provisions of Sections 2.2-2.4, 2.6, 2.8-2.10, 3.1, 4.3, 5, 6.2, 7-9, 10.2, and 12 hereof. OEM further agrees that each Sublicense Agreement will disclaim warranties on behalf of NTI with respect to the TVS Software and limit NTI's liability with respect to the TVS Software, to substantially the same degree as provided in Sections
4.2 and 11 hereof. NTI and its licensors shall be named as intended third party beneficiaries of each Sublicense Agreement with the right to enforce the provisions thereof directly against the Sublicensees. OEM will (i) use commercially reasonable efforts to ensure that all Sublicensees abide by the terms of the Sublicense Agreements, (ii) promptly notify NTI of the breach of any Sublicense Agreement or the unauthorized copying or distribution of the TVS Software by a Sublicensee, and (iii) keep NTI apprised of its activities to enforce Sublicense Agreements with Sublicensees. OEM will provide NTI with copies of Sublicense Agreements upon request.

     2.3  Demonstration License. Subject to the terms and conditions of this
          ---------------------
Agreement, NTI grants to OEM the right during the term of this Agreement to use the TVS Software in the Field solely for the purpose of marketing and distributing the TVS System. OEM may, during the term of the license granted in
Section 2.2 above and pursuant to Sublicense Agreements, sublicense to Sublicensees the rights granted in this Section 2.3.

     2.4  End-User Licenses. OEM shall ensure that each TVS System distributed
          -----------------
to an End-User, whether directly by OEM or indirectly through Sublicensees, shall be delivered to the End-User only after the End-User has entered into and executed NTI's standard written end-user license agreement ("NTI EULA"), as may be amended by NTI from time to time. A copy of NTI's current NTI EULA is attached as Exhibit C hereto. Each copy of the TVS Software shall be used solely for a single concurrent user on a single specified CPU, which may be transferred to a different CPU ("Backup CPU"), for a period not to exceed 14 days, solely in the event that the computer corresponding to the originally licensed CPU becomes inoperable. NTI will provide OEM with an appropriate software "key" for each such CPU. OEM agrees to use commercially reasonable efforts to enforce each NTI EULA and to inform NTI immediately of any known breach of such obligations.

     2.5  Delivery; Keys. NTI agrees to deliver to OEM, within a reasonable time
          --------------
following the Effective Date, a golden master copy of the TVS Software. NTI will provide OEM with an appropriate software "key" for each CPU licensed as provided in Section 2.4. NTI will also provide OEM with an appropriate software "key" that enables OEM's field service engineers to temporarily transfer a copy of the TVS Software to a Backup CPU.

     2.6  OEM Certification. OEM certifies that each copy of the TVS Software
          -----------------
distributed under this Agreement will be distributed either directly to End-Users or to Sublicensees as part of the TVS System assembled by OEM and will be distributed in the regular course of OEM's business. Upon request, OEM shall furnish to NTI evidence of compliance with this Section 2.6.

     2.7  Exclusivity. During the term of the license granted in Section 2.2
          -----------
above, NTI agrees not to license the TVS Software to Other Vendors to be distributed for use in the Field. During the term of this Agreement, NTI agrees that it will not directly distribute the TVS Software to End-Users for use in the Field provided that, subject to the first sentence in this Section 2.7, the foregoing shall not be construed from preventing NTI from distributing: (i) the TVS Software to End-Users for use in the Field through third parties (including, without limitation, VAR's, OEM's and other types of distributors); and/or (ii) bug-fixes to the TVS Software for use in the Field directly to End-Users. Except as otherwise provided above in this Section 2.7, the licenses set forth in Sections 2.1 and 2.2 are nonexclusive. In no way limiting the other rights that it retains, NTI reserves its right to license the TVS software to Other Vendors for distribution to End-Users for use outside of the Field.

     2.8  NTI Marks.
          ---------

          (a)  Ownership. All trademarks, service marks, trade names, logos or
               ---------
other words or symbols identifying the TVS Software or NTI, including without limitation Virtual Stepper TM, (the

"NTI Marks") are and shall remain the exclusive property of NTI or its licensors, whether or not specifically recognized or perfected under the laws of the jurisdiction in which they are used. OEM shall not acquire any rights in the NTI Marks, except the limited use rights specified in Section 2.8(b) below. OEM shall not, without NTI's prior written permission, register, directly or indirectly, any trademark, service mark, trade name, company name or other proprietary or commercial right which is identical or confusingly similar to the NTI Marks or which constitute translations thereof.

          (b)  License and Use. Subject to the terms and conditions of this
               ---------------
Agreement, NTI hereby grants to OEM the right to use the NTI Marks exclusively to advertise and promote the TVS System. All such use shall inure to the benefit of NTI. OEM agrees to place prominently (i) on the outside packaging and on the exterior of each TVS System (whether distributed to End-Users by OEM or Sublicensees) and (ii) on all promotional materials and advertising related to the TVS System, such NTI Marks as NTI may reasonably request. All advertisements and promotional materials will (x) clearly identify NTI or its licensors as the owners of the NTI Marks, (y) conform to NTI's then-current trademark and logo guidelines and (z) otherwise comply with any local notice or marking requirement contemplated under the laws of the applicable jurisdiction. Before distributing any product or publishing or disseminating any advertisement or promotional materials bearing an NTI Mark, OEM shall deliver a sample of the advertisement or promotional materials to NTI for prior approval. If NTI notifies OEM that the use of such NTI Mark is inappropriate, OEM will not publish or otherwise disseminate the product, advertisement or promotional materials until the use of the NTI Mark thereon has been modified to NTI's satisfaction.

          (c)  Infringement. If OEM has actual knowledge of an infringement of
               ------------
any NTI Mark by a third party or that use of the any NTI Mark within a particular jurisdiction infringes the proprietary rights of a third party, it will notify NTI in a reasonably prompt manner. NTI shall determine the steps to be taken with respect to such infringement. OEM shall (i) provide NTI with assistance that NTI may reasonably request and (ii) take no steps on its own without NTI's prior written approval.

     2.9  Restrictions. OEM may not copy the TVS Software, except as necessary
          ------------
to utilize the licenses granted hereunder and except for a reasonable number of backup copies, and may not modify the TVS Software source code nor authorize or permit any third party to do so. OEM agrees to reproduce all NTI Marks and copyright notices contained on or in the TVS Software. OEM shall not decompile, reverse-engineer TVS Software or otherwise attempt to derive or modify the source code corresponding to the TVS Software and shall not authorize or permit any third party to do so.

     2.10 No Other Rights. Except as expressly granted hereunder, NTI grants no
          ---------------
license, by implication, estoppel or otherwise, to the TVS Software. All rights not expressly granted to OEM are retained by NTI or its licensors.

     2.11 Source Code Escrow. NTI agrees to deposit the computer software
          ------------------
programs identified in Exhibit A attached hereto, in source code form (the "Source Materials"), into escrow with an escrow agent upon the terms and conditions set forth in Exhibit E (the "Escrow Agreement"). OEM agrees to bear all costs of the escrow as set forth in the Escrow Agreement.

     2.12  Source Code License and Grant Back. Subject to the terms and
           ----------------------------------
conditions of this Agreement, NTI hereby grants OEM a nonexclusive, nontransferable license to use, modify and create derivative works of the Source Materials solely for the purpose of exercising its rights to distribute object code copies of the TVS System pursuant to the licenses granted under Section 2 above and supporting its Sublicensees and End-Users of the TVS Systems. OEM agrees not to exercise this license unless and until the occurrence of a release of the Source Materials from escrow. Title in all Source Materials will remain in NTI. In case of exercise of the license granted to OEM in this Section 2.12, OEM agrees to grant and does hereby grant NTI a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid right and license to copy, use, modify, create derivative work of and distribute and sublicense all modifications and derivative works of the Source Materials created by or for OEM and modifications and derivative works thereof created by or for NTI. OEM will use its best efforts to maintain the confidentiality of the Source Materials, including all algorithms and ideas embodied therein, and shall be liable for any unauthorized use or disclosure of the Source Materials, including all algorithms and ideas embodied therein.

     2.13  Diligent Efforts. OEM shall use diligent efforts to distribute the
           ----------------
TVS Software as provided in Section 2.1 to End-Users that desire to use the TVS System with optical microscopes that are sold under a third party's trademark

3.   MAINTENANCE
     -----------

     3.1   Support for TVS System. OEM agrees that it or Sublicensees shall be
           ----------------------
responsible for supporting End-Users of the TVS System. OEM shall ensure that all questions regarding the use or operation of the TVS System are addressed to and answered by OEM, and OEM will not represent to any third party that NTI is available to answer any customer questions directly. NTI shall refer any customer service questions relating to the TVS System to OEM.

     3.2   Back-Up Support. For those copies of the TVS Software for which OEM
           ---------------
has paid the amounts set forth in Section 5 of Exhibit B ("Maintained Copies"), NTI will provide technical support services ("Technical Support") to OEM for the TVS Software as specified below:

           (a)  Error Corrections; Maintenance Releases. Upon identification of
                ---------------------------------------
any programming error in the TVS Software, OEM shall notify NTI of such error and provide NTI with enough information to locate the error. NTI will provide to OEM a response to such notification of error within one (1) business day indicating the status of NTI's efforts to resolve the problem and an estimated date of resolution of the problem. NTI shall use its commercially reasonable efforts to correct any reproducible programming errors identified in the TVS Software, and shall issue Updates that correct such defects in accordance with NTI's published maintenance policies, as from time to time revised, provided that NTI shall have no obligation to correct all errors in the TVS Software. One copy of each Update shall be a replacement for (or a modification of) one Maintained Copy and shall be licensed as if such Update were such Maintained Copy (i.e. shall be licensed on the same CPU as the Maintained Copy for one concurrent user). To the extent NTI makes Updates generally available to its customers (as a bug fix as provided above or otherwise), it will make such Updates available to OEM and Sublicensees from a password-protected location on its Web site, and OEM and Sublicensees shall have responsibility for distribution of Updates to End-Users subject to the provisions of Section 3.4.

          (b)  Telephone and Electronic Support. NTI shall provide OEM and
               --------------------------------
Sublicensees with reasonable support both telephonically and electronically in accordance with NTI's published Technical Support policies, as from time to time revised, with regard to the use and operation of the TVS Software for the purpose of assisting OEM to support the TVS System. Additional support, including consultation with End-Users, may be made available upon request at NTI's then current terms and rates.

     3.3  Upgrades. NTI will negotiate in good faith to license Upgrades to OEM
          --------
upon mutually agreeable terms and conditions.

     3.4  Training. NTI will provide two man weeks of initial engineering,
          --------
sales, and marketing training regarding the TVS Software to NTI personnel. Each party shall bear its own costs with respect to such training. NTI will make available to OEM and Sublicensees training, in addition to the training described in the previous sentence, regarding the use and operation of the TVS Software in accordance with NTI's then-current rates and policies for such services.

4.   LIMITED WARRANTY
     ----------------

     4.1  Product Warranty. NTI warrants to OEM that, for a period of thirty
          ----------------
(30) days from the date of delivery of the TVS Software, the media on which the TVS Software is furnished will, under normal use, be free from defects in material and workmanship and the TVS Software will perform in substantial accordance with the documentation supplied by NTI with such software. NTI's sole liability and OEM's exclusive remedy for breach of the above warranties will be for NTI, at its sole option, to repair or replace such media or provide a Maintenance Release or replacement, as applicable.

     4.2  Disclaimer. EXCEPT AS SPECIFICALLY WARRANTED IN SECTION 4.1 ABOVE, THE
          ----------
TVS SOFTWARE IS PROVIDED "AS IS," AND NTI MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ANY SUCH MATERIALS, AND NTI SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. NTI DOES NOT WARRANT THAT THE TVS SOFTWARE WILL MEET OEM'S OR ITS END-USERS' REQUIREMENTS, THAT THE OPERATION OF THE TVS SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT DEFECTS IN THE TVS SOFTWARE WILL BE CORRECTED. FURTHERMORE, NTI DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING RESULTS OF THE USE OF THE TVS SOFTWARE IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY OR OTHERWISE.

     4.3  No Unauthorized Warranties. Any representation, warranty or condition
          --------------------------
with respect to the TVS Software or Technical Support as set forth in the NTI EULA shall run from NTI to the End-User. OEM shall not make or offer any representation or warranty to any End-User, potential

End-User or Other Vendor with respect to the TVS Software and Technical Support other than those representations and warranties made by NTI in the NTI EULA, and OEM hereby agrees to indemnify and hold harmless NTI from and against any expense (including reasonable attorneys' fees), cost, damage or liability resulting from any representation or warranty made or offered by OEM in violation of this Section 4.3.

5.   COMPENSATION
     ------------

     5.1  Royalties. OEM shall pay to NTI a royalty for each copy of the TVS
          ---------
Software distributed pursuant to this Agreement as set forth in Exhibit B hereto.

     5.2  Minimum Commitment. As consideration for two (2) copies of the TVS
          ------------------
Software (which may be distributed to third party End-Users or used by OEM as an End-User), OEM agrees to pay to NTI [***] upon the Effective Date. OEM agrees to pay NTI at least [***] during the 1998 calendar year as follows: (i) on or before the end of the first three calendar quarters in 1998, OEM agrees to pay NTI the excess (if any) of [***] over the amounts previously paid by OEM hereunder during the applicable calendar quarter for copies distributed in such quarter; and (ii) on or before December 31, 1998, OEM agrees to pay NTI (a) the excess (if any) of [***] over the amounts previously paid by OEM hereunder during the calendar quarter ending December 31, 1998 for copies distributed in such quarter, and (b) the excess (if any) of [***] over the amounts previously paid by OEM hereunder during the 1998 calendar year (including the amount paid pursuant to subsection (a) above) for copies distributed in the 1998 calendar year ("Shortfall"). Each payment set forth in this Section 5.2 shall be nonrefundable provided that the Shortfall may be credited against copies of the TVS Software distributed after the 1999 calendar year.

     5.3  Reports and Audit Rights. OEM shall make written reports in a form
          ------------------------
reasonably acceptable to NTI of all copies of the TVS Software distributed pursuant to this Agreement and grant audit rights to NTI as set forth in Exhibit B hereto.

     5.4  Maintenance Fees. As consideration for the provision by NTI of
          ----------------
Technical Support, OEM agrees to pay to NTI maintenance fees as set forth in Exhibit B hereto.

     5.5  Favored Licensee. The terms and conditions herein will be no less
          ----------------
favorable than the terms and conditions, when taken as a whole, that apply to any third party that distributes the TVS Software in similar quantities under similar circumstances (including but not limited to distribution channels). OEM's sole remedy for any breach by NTI of the foregoing provision shall be to substitute the more favorable terms and conditions as a whole for the terms and conditions herein to the extent such more favorable terms and conditions should have applied to such purchase according to the foregoing provision.

[***]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6.   MARKETING
     ---------

     6.1  Publicity; Promotion. The parties agree within a reasonable period of
          --------------------
time following the Effective Date to issue a joint press release concerning the development and marketing of the TVS System and to cooperate in efforts to promote the same, including without limitation promoting the TVS System on their respective Web sites. TVS System promotional materials created by either NTI or OEM will be reviewed and approved by both parties for accuracy and consistency of content prior to final release.

     6.2  OEM Obligations. OEM agrees to use its diligent efforts to market and
          ---------------
sell the TVS System and in all events OEM shall market and sell the TVS System with efforts that are at least equivalent to the marketing and sales efforts applied towards OEM's other products, including without limitation the use of OEM's normal sales channels. OEM's sales and marketing efforts shall be directed at both End-User customers and Sublicensees.

     6.3  NTI Obligations. NTI shall provide support for the marketing and sales
          ---------------
of the TVS System through the provision of literature, presentations, and web site announcements concerning the TVS Software and its use in the TVS System. Upon request from OEM, NTI will place OEM's logo and company name within the user interface of the TVS Software as set forth in Exhibit D.

7.   TERM AND TERMINATION
     --------------------

     7.1  Term. This Agreement shall commence upon the Effective Date and shall
          ----
continue in force for a period of two (2) years and six (6) months unless terminated earlier under the terms of this Section 7 or extended as provided below in this Section 7.1. Technical Support and Updates shall continue only for so long as OEM continues to pay the applicable fees therefor; provided, that NTI may discontinue such services to OEM at the end of any year for which OEM has paid such fees, so long as NTI gives OEM sixty (60) days' prior written notice of its intention to discontinue such services. Unless earlier terminated under the terms of this Section 7, OEM shall have the right to renew this Agreement for a period of one year (ending with the third yearly anniversary of the Effective Date) provided that OEM has paid for at least 100 copies of the TVS Software during the period commencing with the Effective Date and ending December 31, 1999. The parties will negotiate in good faith to attempt to reach a written agreement, at least sixty (60) days prior to termination of the initial one (1) year term set forth in Section 2.2, to extend the term of the indirect distribution rights as granted in Section 2.2 for an additional period of one (1) year beyond the termination of the initial one (1) year period. If the parties fail to reach such a written agreement at least sixty (60) days prior to termination of the initial one (1) year term set forth in Section 2.2, the initial one (1) year period set forth in Section 2.2 shall not be extended.

     7.2  Termination. This Agreement may be terminated by either party upon
          -----------
notice if the other party (i) breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given notice thereof, or, in the event such breach is not reasonably susceptible of cure within thirty (30) days, such longer period as is reasonably necessary, or (ii) ceases to be actively engaged in business, unless it is succeeded by a permitted assignee under this Agreement.

     7.3  Effect of Termination. In the event this Agreement is terminated,
          ---------------------
OEM's rights under this Agreement and all Sublicense Agreements entered into by OEM pursuant to this Agreement shall terminate, provided, however, that each End-User's right to use the TVS Software previously licensed to it by OEM or Sublicensees shall survive. Further, OEM and Sublicensees shall have the right to distribute their inventory of TVS Systems in existence as of the date of termination so long as OEM pays the applicable royalties set forth in Exhibit D, and within thirty (30) days after the termination of its distribution rights hereunder, OEM will return or destroy and ensure that Sublicensees return or destroy, at NTI's option and direction, all copies of the TVS Software and any other Confidential Information of NTI in the possession or control of OEM or Sublicensees. NTI shall, within the same deadline, return or destroy, at OEM's option and direction, all copies of Confidential Information of OEM which may have been entrusted to NTI. Within thirty (30) days of the date of such return or destruction of Confidential Information, an officer of each party shall certify to the other party that all copies of the other party's Confidential Information have been returned or destroyed. Notwithstanding the foregoing, OEM and each Other Vendor may retain one (1) copy of the TVS Software licensed hereunder and related documentation and may use such materials internally as is necessary solely to support its installed End-User base.

     7.4  Limitation. In the event of termination by either party in accordance
          ----------
with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investment, leases or commitments in connection with the business or goodwill of NTI or OEM. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

     7.5  Survival of Provisions. The provisions of Sections 2.4, 2.6, 2.9,
          ----------------------
2.10, 3.1, 4, 5, 7.3-7.5, 8, 9, 10.2, 11 and 12 of this Agreement and of Exhibit
B shall survive the termination of this Agreement for any reason.

8.   PROPERTY RIGHTS
     ---------------

     8.1  NTI's Property Rights. OEM acknowledges and agrees that as between OEM
          ---------------------
and NTI, NTI owns all right, title, and interest in the TVS Software subject to this Agreement, and in all of NTI's patents, copyrights and trade secrets relating to the design, manufacture, marketing, operation or service of the TVS Software.

     8.2  Protection. OEM will do all things reasonably requested by NTI to
          ----------
protect NTI's intellectual property rights as those reasonably relate to OEM's and its Sublicensees' reproduction, use and distribution of the TVS Software under the terms of this Agreement, including without limitation patents, trademarks, trade names, copyrights and trade secrets.

     8.3  Proprietary Notices. OEM will ensure that all copies of the TVS
          -------------------
Software
reproduced or distributed by OEM or its Sublicensees, as applicable, will incorporate copyright notices and NTI Marks in the same manner that NTI incorporates such notices and NTI Marks in the TVS Software or in any other manner reasonably requested by NTI.

9.   CONFIDENTIAL INFORMATION.
     ------------------------

     9.1  Definition. As used in this Agreement, the term "Confidential
          ----------
Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding the foregoing, the TVS Software shall be deemed the Confidential Information of NTI without the necessity of marking.

     9.2  General. Each party shall treat as confidential all Confidential
          -------
Information of the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality and nonuse obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care. The parties further agree to keep confidential the terms and conditions of this Agreement.

     9.3  Exceptions. Notwithstanding the above, neither party shall have
          ----------
liability to the other with regard to any Confidential Information of the other which: (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the receiver; (ii) was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the discloser;
(iv) was independently developed by the receiver without any use of the discloser's Confidential Information; or (v) becomes known to the receiver from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights.

     9.4  Employee Agreements. Each party shall obtain the execution of
          -------------------
non-disclosure agreements with its employees, agents and consultants having access to Confidential Information of the other party in accordance with the standard practices of each such party, and shall diligently enforce such agreements.

     9.5   Remedies. If either party breaches any of its obligations with
           --------
respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party or its licensors shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

10.  INDEMNITY
     ---------

     10.1  NTI Indemnification.
           -------------------

           (a) OEM agrees that NTI has the right to defend, or at its option to settle, and NTI agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against OEM, and NTI agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against OEM or any settlement entered into in good faith on such issue in any such suit or proceeding, alleging that use of the TVS Software as contemplated hereunder infringes any United States patent, copyright, trade secret or trademark of any third party (collectively, "Intellectual Property Rights"), subject to the limitations hereinafter set forth. OEM agrees that NTI, at its sole option, will be relieved of the foregoing obligation unless OEM (i) notifies NTI promptly in writing of such claim, suit or proceeding, (ii) provides NTI with sole control of any such action or settlement negotiations (it being understood that OEM may participate in such action at OEM's expense with counsel of its own choosing), and (iii) gives NTI authority to proceed as contemplated herein, and, at NTI's expense, gives NTI proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If it is adjudicatively determined, or if NTI believes it may be determined, that the TVS Software infringes any of the Intellectual Property Rights, then NTI may, at its option: (x) procure for OEM the right under such Intellectual Property Rights to use or distribute such TVS Software as contemplated herein; (y) replace the TVS Software with other functionally equivalent software; or (z) modify the TVS Software so that it is no longer infringing. NTI will not be liable for any costs or expenses incurred without its prior written authorization.

           (b)  Limitation. Notwithstanding the provisions of subsection 10.1(a)
                ----------
above, NTI assumes no liability for (i) infringement claims covering combination of the TVS Software with software or hardware not provided by NTI if the infringement would have been avoided by use of the TVS Software alone; (ii) any marking or branding not applied by NTI or applied at the request of an authorized employee of OEM; or (iii) any modification of the TVS Software, or any part thereof, unless such modification was made by NTI, if the infringement would have been avoided in the absence of such modification.

           (c)  ENTIRE LIABILITY. THE FOREGOING PROVISIONS OF THIS SECTION 10.1
                ----------------
STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF NTI, AND THE EXCLUSIVE REMEDY OF OEM, WITH RESPECT TO THE INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE TVS SOFTWARE.

     10.2  OEM Indemnification.
           -------------------

           (a)  Except for claims for which NTI is responsible under Section
10.1 above, NTI agrees that OEM has the right to defend, or at its option to settle, and OEM agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against NTI, and OEM agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against NTI or any settlement entered into in good faith on such issue in any such suit or proceeding, arising out of the use or distribution of the TVS System by OEM or alleging that use of the TVS System infringes any Intellectual Property Rights, subject to the limitations hereinafter set forth. NTI agrees that OEM, at its sole option, will be relieved of the foregoing obligation unless NTI (i) notifies OEM promptly in writing of such claim, suit or proceeding, (ii) provides OEM with sole control of any such action or settlement negotiations (it being understood that NTI may participate in such action at NTI's expense with counsel of its own choosing), and (iii) gives OEM authority to proceed as contemplated herein, and, at OEM's expense, gives OEM proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. OEM will not be liable for any costs or expenses incurred without its prior written authorization.

           (b)  ENTIRE LIABILITY. THE FOREGOING PROVISIONS OF THIS SECTION 10.2
                ----------------
STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF OEM, AND THE EXCLUSIVE REMEDY OF NTI, WITH RESPECT TO THE INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE TVS SYSTEM.

11.  LIMITED LIABILITY
     -----------------

     NTI'S LIABILITY ARISING OUT OF THIS AGREEMENT WILL BE LIMITED TO THE AMOUNT PAID BY OEM HEREUNDER. EXCEPT FOR LIABILITY UNDER SECTIONS 2, 9, 10.1 and 10.2, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR LOST PROFITS, LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION, WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY OR ITS AGENTS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THIS LIMITATION WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

12.  MISCELLANEOUS
     -------------

     12.1  Governing Law. This Agreement shall be governed by and interpreted in
           -------------
accordance with the laws of California without reference to conflict of laws principles.

     12.2  Assignment. Neither party may assign or delegate this Agreement or
           ----------
any of its licenses, rights or duties under this Agreement, directly or indirectly, by operation of law or otherwise, without the prior written consent of the other party. Notwithstanding the foregoing, NTI shall not be required to obtain OEM's consent to assign this Agreement in the case of a sale or other transfer of substantially all of NTI's assets or equity, whether by sale of assets or stock or by merger or other reorganization. Upon any such attempted prohibited assignment or delegation the nonassigning party shall have the right to terminate this Agreement upon written notice. Except as provided above, this Agreement shall inure to the benefit of each party's successors and assigns.

     12.3  Authority. Each party represents that all corporate action necessary
           ---------
for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken.

     12.4  Notices. All notices and other communications required or permitted
           -------
hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by messenger or by facsimile, addressed to the other party at the address first set forth above or to such other address of which the other party has given notice in the manner set forth herein. Such notices shall be deemed to have been served when received.

     12.5  Partial Invalidity. If any paragraph, provision, or clause in this
           ------------------
Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

     12.6  Counterparts. This Agreement may be executed in two (2) or more
           ------------
counterparts, all of which, taken together, shall be regarded as one and the same instrument.

     12.7  Waiver. The failure of either party to enforce at any time the
           ------
provisions of this Agreement shall in no way constitute a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter.

     12.8  Independent Contractors. The relationship of NTI and OEM established
           -----------------------
by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or allow either party to create or assume any obligation on behalf of the other party. All financial obligations associated with a party's business are the sole responsibility of such party.

     12.9  Indemnity. OEM agrees to defend, indemnify and hold NTI harmless from
           ---------
any liability, loss, cost, damages, claims or expense (including attorney's fees) which NTI incurs to the extent caused by the acts or omissions of OEM or its Sublicenses in distribution of the TVS System or performance of or failure to perform any services related thereto for which OEM is responsible hereunder.

     12.10 Import and Export Controls. Any and all obligations of NTI to provide
           --------------------------
the TVS Software, as well as any technical assistance, will be subject in all respects to such United States laws and regulations as will from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. OEM agrees that it will not export or re-export the TVS Software unless it first complies with all such export laws and regulations.

     12.11  Entire Agreement. The terms and conditions herein contained,
            ----------------
including those in Exhibits A, B, C, D and E which are hereby incorporated herein by reference, constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by the party to be bound thereby.

     12.12  Force Majeure. Nonperformance of either party, except the payment of
            -------------
money, shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperforming party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

NUMERICAL TECHNOLOGIES, INC.                      TECHNICAL INSTRUMENT COMPANY

By: /s/ Yagyensh C. Pati                          By: /s/ FRANCIS E. LUNDY
    --------------------                              --------------------
Name: Yagyensh C. Pati                            Name: FRANCIS E. LUNDY
      ----------------                                  ----------------
Title: President                                  Title: PRESIDENT
       ---------                                         ---------
Dec. 31, 1997                                     DEC. 31, 1997

                                   EXHIBIT A

                               TVS SOFTWARE AND
                                  TVS System
                                  ----------

1.   TVS Software V1.0:

NTI's TINT Virtual Stepper TM (TVS) Software is designed to facilitate accurate assessment of the severity of defects located on photolithographic masks. The TVS Software accepts as input, mask images captured from an optical microscope used to view the mask, and utilizes simulation of optical lithography steppers to analyze the impact of the defect upon the printed wafer pattern. The TVS Software is incorporated with a graphical user interface and analysis tools that are driven by NTI's stepper simulation package, SAINT TM. The TVS software is designed to run on the Windows NT 4.0 operating system.

1.1  TVS Software Functionality
     --------------------------

The functionality implemented within the TVS Software includes the following:

          square Live display of mask images obtained through the frame grabber from a square-pixel CCD camera connected to an optical microscope.

          square Software support for Matrox's Meteor and Pulsar frame grabbers

          square    8-bit digitization of the microscope mask images;

          square Aerial image computation and display based on digitized mask image

          square    Full-chip GDS-II layout format read

          square Display and hierarchical navigation of GDS-II layout data, including highlighting, zoom-in and zoom-out, and cell-based traversal square Aerial image computation and display based on GDS-II layout data

          square    Input and output of microscope images in Windows' BMP format

          square    Output Aerial images in Windows' BMP format

          square    Model generation for aerial image computation

          square Aerial image cross section and process window computation for both GDS-II layout and digitized mask image at focus or through multiple focal planes square Critical Dimension (CD) measurement on aerial images as a function of defocus distance square Coordinate communication from TIC's KMS 400 series computer module

          square    Multiple intensity contouring on aerial images
          square    Ideal layer and contour overlays for GDS-II layout and its aerial images

          square Support for different mask types: Bright Field, Dark Field, and Attenuated Phase-Shifting Mask simulation square Direct difference comparison between layout's aerial image and aerial image of microscope images square Simple 1-level macro -- coordinate feed, locate coordinate in database layout, simulate aerial image, digitize microscope image, simulate microscope image's aerial image, compare with database's, repeat square Output of microscope image or aerial images onto Windows NT/95 supported printers;

          square Control panel like graphical user interface: on-line tool-tips, dialogue-based file access, view manager, etc.

2.   TVS System

The TVS System is a mask defect analysis system that incorporates the TVS Software with certain computer hardware listed below for connection to an optical microscope. The diagram below depicts a typical configuration of the TVS System used for mask defect analysis

                                [CHART OMITTED]

2.1  TVS System Hardware Requirements
     --------------------------------

1)   Computer platform:

     a)   Preferred configuration: Pentium Pro 200MHz PC with 128MB of RAM

     b)   Minimum configuration: 166 MHz Pentium with 96MB of RAM

     c)   A motherboard compatible with the supported frame grabbers.

2)   Operating system: Windows NT 4.0

3) Graphics video card supporting 1280x1024 resolution and 16-bit color or better.

4) A 640x480 pixel 8-bit frame grabber. (Currently supported models: Matrox Meteor and Pulsar.)

5)   Computer Monitor:

     a) Preferred: 20" Color Monitor capable of supporting 1280x1024 pixel resolution with 16-bit color

     b) Minimum: 17" Color Monitor capable of supporting 1280x1024 pixel resolution with 16-bit color

6) Cables and other hardware required to connect to a high resolution optical microscope with a square pixel CCD camera.

EXHIBIT A (OF END-USERS LICENSE AGREEMENT)
------------------------------------------

                                   SOFTWARE

SOFTWARE         FEES        DESIGNATED CPU       WARRANTY PERIOD       TRAINING

TVS Software v.
1.0

                                   EXHIBIT B

                        ROYALTIES AND MAINTENANCE FEES
                        ------------------------------

1.   Royalties. For each copy of the TVS Software distributed by OEM hereunder,
     ---------
OEM shall pay to NTI the Royalty (as defined below). Payment for each copy shall be due [along with the corresponding report specified in Section 2 below of this Exhibit B]. The "royalty" shall be Twenty-Six Thousand Dollars ($26,000) per copy provided that, after the first fifty copies of the TVS Software distributed by OEM (including copies where OEM is an End-User), NTI shall have the right to increase the Royalty upon ninety (90) days advance written notice to OEM. The extent of any such increase shall be mutually agreed upon in writing by the parties provided that either party shall have the right to promptly terminate this Agreement in the event that the parties can not agree on the amount of an increase.

2.   Reports and Payment. OEM shall keep complete records of the number of
     -------------------
copies of the TVS System made and distributed by OEM and its Sublicensees. On or before the thirtieth day after the end of each calendar quarter during the term of this Agreement, and thereafter until all copies that OEM has distributed have been accounted for, OEM shall deliver to NTI a report detailing the number of copies of the TVS System made by OEM and its Sublicensees during the previous quarter.

4.   Audit Rights. OEM agrees to maintain until two (2) years after the
     ------------
transactions to which they pertain, all records made by OEM related to copies of the TVS Software distributed, as described above. OEM will permit NTI or its designee and NTI's independent auditor the right to audit and examine such records during OEM's normal business hours to verify the accuracy of the fees paid hereunder. Such inspections shall not take place more frequently than once each calendar year and shall be made upon reasonable notice.

5.   Maintenance Fees. For the first fifty copies of the TVS Software
     ----------------
distributed by OEM (including copies where OEM is an End-User), the fee for Technical Support for the TVS Software distributed by OEM hereunder and for Updates thereof, which will be provided if and when available, will be four thousand five hundred dollars ($4,500) per copy of the TVS Software per year ("Annual Maintenance Fee"). For each of such first fifty copies of the TVS Software licensed hereunder, OEM shall pay NTI the Annual Maintenance Fee the same day that the payment that is due for such copy pursuant to Section 1 above in this Exhibit B. As used in this Section 5, "year" means, with respect to a particular copy of the TVS Software, the one year period beginning with the date OEM delivered such copy to the corresponding End-User (where OEM is an End-User, the delivery date shall be deemed to be the date the copy is first installed on its corresponding CPU).

[***]=Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C

                       NTI'S END-USER LICENSE AGREEMENT
                       --------------------------------

                         NUMERICAL TECHNOLOGIES, INC.
                         ----------------------------

                    SOFTWARE LICENSE AND SUPPORT AGREEMENT

     This SOFTWARE LICENSE AND SUPPORT AGREEMENT (this "Agreement") is entered into as of the _____ day of ___________, 1997 ("Effective Date") by and between ______________ _________________, ("Customer"), and Numerical Technologies, Inc.
("Numerical Technologies"); and describes the terms and conditions pursuant to which Numerical Technologies shall license to Customer and support certain Software (as defined below). In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.   Definitions
     -----------

1.1  "Concurrent Users" means all log-ons into the Software at any one time.

1.2 "Confidential Information" means this Agreement and all its Exhibits, any addenda hereto signed by both parties, all Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, source code relating to the Software, and any other proprietary information supplied to Customer by Numerical Technologies.

1.2 "Documentation" means any instructions manuals or other materials, and on-line help files, regarding the Use of the Software.

1.3  "Maintenance and Support" means the services described in Section 6.2.

1.3 "Software" means the computer software programs specified in Exhibit A, in object code form only.

1.4 "Update" means a release or version of the Software containing functional enhancements, extensions, error corrections or fixes that is generally made available free of charge (other than media and handling charges) to Numerical Technologies' customers who have contracted for Maintenance and Support.

1.5 "Use" means utilization of the Software by Customer by no more than the number of Concurrent Users set forth on Exhibit B, for its own internal information processing services and computing needs, by copying or transferring the same into Customer's computer equipment.

2.   Grant of License
     ----------------

2.1  License Grant. Subject to the terms and conditions of this Agreement,
     -------------
Numerical Technologies hereby grants to Customer a nonexclusive and nontransferable license to (a) Use the Software, subject to the limitations set forth below and in Section 3, and to make sufficient copies as necessary for such Use, and (b) use the Documentation in connection with Use of the Software. This license transfers to Customer neither title nor any proprietary or intellectual property rights to the Software, Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein.

2.2  Delivery. Numerical Technologies shall issue to Customer, as soon as
     --------
practicable, machine-readable copies of the Software as set forth in Exhibit A, along with one (1) copy of the appropriate Documentation.

2.3  Copies. Customer will be entitled to make a reasonable number of
     ------
machine-readable copies of the Software for backup or archival purposes. Customer may not copy the Software, except as permitted by this Agreement. Customer shall maintain accurate and up-to-date records of the number and location of all copies of the Software and inform Numerical Technologies in writing of such location(s). All copies of the Software will be subject to all terms and conditions of this Agreement. Whenever Customer is permitted to copy or reproduce all or any part of the Software, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced.

3.   License Restrictions
     --------------------

3.1  Current Users; Designated CPU. Customer shall not allow access to each
     -----------------------------
licensed copy of the Software by more than the number of Concurrent Users indicated on Exhibit A. Customer shall not allow access to the Software by any Concurrent User other than Customer's employees. Customer shall not use the Software on any central processing unit other than the CPU designated on Exhibit A.

3.2  Other Restrictions. Customer agrees that it will not itself, or through any
     -------------------
parent, subsidiary, affiliate, agent or other third party:

(a)  sell, lease, license or sublicense the Software or the Documentation;

(b) decompile, disassemble, or reverse engineer the Software, in whole or in part;

(c) write or develop any derivative software or any other software program based upon the Software or any Confidential Information;

(d) use the Software to provide processing services to third parties, or otherwise use the Software on a 'service bureau' basis; or

(e) provide, disclose, divulge or make available to, or permit use of the Software by any third party without Numerical Technologies' prior written consent.

4.   License Fee and Taxes
     ---------------------

4.1 In consideration of the license granted pursuant to Section 2.1, Customer agrees to pay Numerical Technologies the License Fee specified in Exhibit A. The License Fee is due and payable in full upon the Effective Date, unless otherwise indicated.

4.2 All charges and fees provided for in this Agreement (including the Maintenance Fees) are exclusive of and do not include any taxes, duties, or similar charges imposed by any government. Customer agrees to pay or reimburse Numerical Technologies for all federal, state, dominion, provincial, or local sales, use, personal property, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of Numerical Technologies).

5.   Training
     --------

Numerical Technologies shall provide initial training to Customer as set forth in Exhibit A.

6.   Maintenance and Support
     -----------------------

For so long as Customer is current in the payment of all Maintenance Fees (described below), Customer will be entitled to Maintenance and Support as specified in this Section 6.

6.2  Term and Termination. Numerical Technologies' provision of Maintenance and
     --------------------
Support to Customer will commence on the Effective Date and will continue for an initial term of one (1) year. Maintenance and Support will automatically renew at the end of the initial term and any subsequent term for a renewal term of one
(1) year unless Customer has provided Numerical Technologies with a written termination notice of its intention not to renew the Maintenance and Support at least ninety (90) days prior to the termination of the then-current term. Termination of Maintenance and Support upon failure to renew will not affect the license of the Software.

6.3  Maintenance and Support Services. Maintenance and Support means that
     --------------------------------
Numerical Technologies will provide as set forth in Exhibit B: (a) Updates, if any, and appropriate

Documentation, and (b) error verification, analysis and correction to the extent possible Maintenance and Support will be provided only with respect to versions of the Software that, in accordance with Numerical Technologies' policy, are then being supported by Numerical Technologies.

6.4  Eligibility of Software. Maintenance and Support will not include services
     -----------------------
requested as a result of, or with respect to, the following, and any services requested as a result thereof will be billed to Customer at Numerical Technologies' then-current rates:

(a) accident; unusual physical, electrical or electromagnetic stress; neglect; misuse; failure of electric power; operation of the Software with other media not meeting or not maintained in accordance with the manufacturer's specifications; or causes other than ordinary use;

(b) improper installation or operation by Customer or use of the Software that deviates from any hardware, configuration, environmental or operating procedures established by Numerical Technologies in the applicable Documentation;

(c) modification, alteration or addition or attempted modification, alteration or addition of the Software undertaken by persons other than Numerical Technologies or Numerical Technologies' authorized representatives; or

(d)  programs made by Customer.

6.5  Responsibilities of Customer. Numerical Technologies' provision of
     ----------------------------
Maintenance and Support to Customer is subject to the following:

(a) Customer shall provide Numerical Technologies with access to Customer's personnel and computer equipment during normal business hours, as necessary or appropriate for Numerical Technologies to perform Maintenance and Support Services.

(b) Customer shall document and promptly report all errors or malfunctions of the Software to Numerical Technologies. Customer shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from Numerical Technologies.

6.6  Maintenance Fee. The Maintenance Fee for standard service hours for each
     ---------------
one (1) year twelve (12) month period of Maintenance and Support will be a percentage of the license fee for the Software, as set forth in Numerical Technologies' price list in effect as of the date of invoice. The Maintenance Fee is due and payable in full within thirty (30) days after the date of Numerical Technologies' invoice. Any amounts not paid within thirty (30) days will be subject to interest of 1.5% per month, which interest will be immediately due and payable. The Maintenance Fee may be modified by Numerical Technologies for each renewal term by written notice to Customer at least thirty
(30) days prior to the end of the then-current term. If Customer elects not to renew Maintenance and Support, Customer may re-enroll only upon payment of the annual Maintenance Fee for the coming year and all Maintenance Fees that would have been paid had Customer not terminated Maintenance and Support.

7.   Limited Warranty and Limitation of Liability.
     --------------------------------------------

Numerical Technologies warrants that the Software will perform in substantial accordance with the Documentation for the period of time set forth in Exhibit A from the Effective Date ("Warranty Period"). If during this time period the Software does not perform as warranted, Numerical Technologies shall respond to such problems as set forth in Section 6. In addition, Numerical Technologies warrants that the media on which the Software is distributed will be free from defects in materials and workmanship under normal use for a period of ninety
(90) days from the Effective Date. Numerical Technologies will replace any defective media returned to Numerical Technologies within the 90-day period.

7.1 The foregoing are Customer's sole and exclusive remedies for breach of warranty. The warranty set forth above is made to and for the benefit of Customer only. The warranty will apply only if:

(a) the Software has been properly installed and used at all times and in accordance with the instructions for Use; and

(b) no modification, alteration or addition has been made to the Software by persons other than Numerical Technologies.

EXCEPT AS SET FORTH ABOVE, NUMERICAL TECHNOLOGIES MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS AGREEMENT, INCLUDING MAINTENANCE AND SUPPORT. NUMERICAL TECHNOLOGIES SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE SOFTWARE AND DOCUMENTATION.

IN NO EVENT WILL NUMERICAL TECHNOLOGIES BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED

AS A BREACH OF CONTRACT OR TORTUOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF NUMERICAL TECHNOLOGIES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NUMERICAL TECHNOLOGIES' LIABILITY UNDER THIS AGREEMENT FOR DAMAGES WILL NOT, IN ANY EVENT, EXCEED THE LICENSE FEE PAID BY CUSTOMER TO NUMERICAL TECHNOLOGIES UNDER THIS AGREEMENT.

8.   Indemnification for Infringement
     --------------------------------

Numerical Technologies shall, at its expense, defend or settle any claim, action or allegation brought against Customer that the Software infringes any copyright, trade secret or trademark right of any third party and shall pay any final judgments awarded or settlements entered into; provided that Customer gives prompt written notice to Numerical Technologies of any such claim, action or allegation of infringement and gives Numerical Technologies the authority to proceed as contemplated herein. Numerical Technologies will have the exclusive right to defend any such claim, action or allegation and make settlements thereof at its own discretion, and Customer may not settle or compromise such claim, action or allegation, except with prior written consent of Numerical Technologies. Customer shall give such assistance and information as Numerical Technologies may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, Numerical Technologies may, at its sole option and expense:

(a) procure for Customer the right to continue Use of the Software or infringing part thereof; or

(b) modify or amend the Software or infringing part thereof, or replace the Software or infringing part thereof with other software having substantially the same or better capabilities; or, if neither of the foregoing is commercially practicable,

(c) terminate this Agreement and repay to Customer a portion, if any, of the License Fee equal to the amount paid by Customer less one-thirty-sixth (1/36) thereof for each month or portion thereof that this Agreement has been in effect. Numerical Technologies and Customer will then be released from any further obligation to the other under this Agreement, except for the obligations of indemnification provided for above and such other obligations that survive termination.

The foregoing obligations shall not apply to the extent the infringement arises as a result of modifications to the Software made by any party other than Numerical Technologies.

THE FOREGOING STATES THE ENTIRE LIABILITY OF NUMERICAL TECHNOLOGIES WITH RESPECT TO INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHT.

9.   Confidential Information
     ------------------------

9.1 Customer acknowledges that the Confidential Information constitutes valuable trade secrets and Customer agrees that it shall use Confidential Information solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without Numerical Technologies' prior written consent. Customer agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. However, Customer bears no responsibility for safeguarding information that is publicly available, already in Customer's possession and not subject to a confidentiality obligation, obtained by Customer from third parties without restrictions on disclosure, independently developed by Customer without reference to Confidential Information, or required to be disclosed by order of a court or other governmental entity.

9.2 In the event of actual or threatened breach of the provisions of Section 9.1, Numerical Technologies will have no adequate remedy at law and will be entitled to immediate and injunctive and other equitable relief, without bond and without the necessity of showing actual money damages.

10.  Term and Termination
     --------------------

10.1 Term. This Agreement will take effect on the Effective Date and will remain
     ----
in force until terminated in accordance with this Agreement.

10.2 Termination by Customer. This Agreement may be terminated by Customer upon
     -----------------------
thirty (30)
days' prior written notice to Numerical Technologies, with or without cause, provided that no such termination will entitle Customer to a refund of any portion of the License Fee or Maintenance Fee.

10.3  Termination by Numerical Technologies.
      -------------------------------------
Numerical Technologies may, by written notice to Customer, terminate this Agreement if any of the following events ("Termination Events") occur:

(a)   Customer fails to pay any amount due Numerical Technologies within thirty
(30) days after Numerical Technologies gives Customer written notice of such nonpayment; or

(b) Customer is in material breach of any nonmonetary term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after Numerical Technologies gives Customer written notice of such breach; or

(c) Customer (i) terminates or suspends its business, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority, or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal or state statutes.

If any Termination Event occurs, termination will become effective immediately or on the date set forth in the written notice of termination. Any termination of this Agreement will not affect Sections 1, 7, 8, 9, 11, 12 and 13, which shall survive the termination or expiration of this Agreement.

10.4  Return of Materials. Within thirty (30) days after the date of termination
      -------------------
or discontinuance of this Agreement for any reason whatsoever, Customer shall return the Software and all copies, in whole or in part, all Documentation relating thereto, and any other Confidential Information in its possession that is in tangible form.

11.   Nonassignment/Binding Agreement
      -------------------------------

Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Customer, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of Numerical Technologies, which consent will not be unreasonably withheld. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

12.   Notices
      -------

Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, or air mail, as appropriate, or (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth below. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, or one (1) day after delivery to an overnight air courier service.

13.   Miscellaneous
      -------------

13.1  Force Majeure. Neither party will incur any liability to the other party
      -------------
on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, beyond the control of the parties, including without limitation acts of God, strikes, lockouts, riots, acts of war, earthquake, fire and explosions, but the inability to meet financial obligations is expressly excluded.

13.2  Waiver. Any waiver of a party's rights or remedies under this Agreement
      ------
must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement.

13.3  Severability. If any term, condition, or provision in this Agreement is
      ------------
found to be invalid, unlawful or unenforceable to any extent, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

13.4  Integration. This Agreement (including the Exhibits) contains the entire
      -----------
agreement of
the parties with respect to the subject matter of this Agreement and supersedes all previous agreements, either oral or written, between the parties with respect to said subject matter. This Agreement may not be amended, except by a writing signed by both parties.

13.5  Export. Customer may not export or re-export the Software without the
      ------
prior written consent of Numerical Technologies or without the appropriate United States and foreign government licenses.

13.6  Publicity. Customer acknowledges that Numerical Technologies may desire to
      ---------
use its name in press releases, product brochures and financial reports indicating that Customer is a customer of Numerical Technologies, and Customer agrees that Numerical Technologies may use its name in such a manner, subject to Customer's consent, which consent shall not be unreasonably withheld.

13.7  Counterparts. This Agreement may be executed in counterparts, each of
      ------------
which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

13.8  Governing Law. This Agreement will be interpreted and construed in
      -------------
accordance with the laws of the State of California, without regard to conflict of law principles.

13.9  Jurisdiction. Any dispute arising out of this Agreement shall be resolved
      ------------
in the state and federal courts of Santa Clara County, California, and each party hereby agrees to the exclusive jurisdiction

IN WITNESS WHEREOF, the parties have executed this Agreement.

(Customer)                                    NUMERICAL TECHNOLOGIES, INC.

By: ______________________________            By: ______________________________

                                              __________________________________
(print name and title)                        (print name and title)

Date: _______________                         Date: _______________

Address:                                      Address:

                                              __________________________________

                                   EXHIBIT D

          PLACEMENT OF OEM LOGO AND COMPANY NAME WITHIN TVS SOFTWARE
          ----------------------------------------------------------

                            [to be provided by TIC]

                                   EXHIBIT E

                            PREFERRED REGISTRATION
                          TECHNOLOGY ESCROW AGREEMENT

                        Account Number _______________

This Agreement is effective ____________________, 1997 ("Escrow Agreement Date"), among Data Securities International, Inc. ("DSI"), Numerical Technologies, Inc., ("Depositor"), and Technical Instrument Company ("Preferred Registrant"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Registrant have entered or will enter into a license agreement regarding certain proprietary technology of Depositor (the "License Agreement"). Terms not defined herein are as defined in the License Agreement.

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is important to Preferred Registrant in the conduct of its business and, therefore, Preferred Registrant needs access to the proprietary technology under limited circumstances.

D. Depositor and Preferred Registrant desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the license agreement pursuant to Section 365(n) of the U.S. Bankruptcy Codes.

SECTION 1.  DEPOSITS

     1.1    Obligation to Make Deposit. Depositor shall deliver to DSI the
            --------------------------
proprietary information ("Deposit Materials") identified on Attachment A.

     1.2    Identification of Tangible Media. Prior to the delivery of the
            --------------------------------
Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete an Attachment B to list each such tangible media by the item label description, the type of media and the quantity. The Attachment B must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

     1.3    Deposit Inspection. When DSI receives the deposit materials and the
            ------------------
Attachment B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Attachment B. In addition to the deposit inspection, Preferred Registrant may elect to cause a verification of the Deposit Materials in accordance with Section 1.5 below.

     1.4    Acceptance of Deposit. At completion of the deposit inspection, if
            ---------------------
DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Attachment B, DSI will sign the Attachment B and mail a copy thereof to Depositor and Preferred Registrant. If DSI determines the labeling does not match the item descriptions or quantity on the Attachment B, DSI will (a) note the discrepancies in writing on the Attachment B; (b) sign the Attachment B with the exceptions noted; and (c) provide a copy of the Attachment B to Depositor and Preferred Registrant. DSI's acceptance of the deposit occurs upon the signing of the Attachment B by DSI. Delivery of the signed Attachment B to Preferred Registrant is Preferred Registrant's notice that the Deposit Materials have been received and accepted by DSI.

     1.5    Verification. Preferred Registrant shall have the right, at
            ------------
Preferred Registrant's expense, to cause a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

     1.6    Deposit Updates. Depositor shall update the deposit materials from
            ---------------
time to time to conform to the most current release of the TVS Software that is licensed pursuant to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Attachment B and the new Attachment B shall be signed by Depositor. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.4 above. All references in this Agreement to the Deposit Materials shall include the initial deposit materials and any updates.

     1.7    Removal of Deposit Materials. The Deposit Materials may be removed
            ----------------------------
and/or exchanged only on written instructions signed by Depositor and Preferred Registrant, or as otherwise provided in this Agreement.

SECTION 2.  CONFIDENTIALITY AND RECORD KEEPING

     2.1    Confidentiality. DSI shall maintain the Deposit Materials in a
            ---------------
secure, environmentally safe, locked receptacle which is accessible only to authorized employees of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Registrant to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order.

     2.2    Status Reports. DSI will issue to Depositor and Preferred Registrant
            --------------
a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

     2.3    Audit Rights. During the term of this Agreement, Depositor and
            ------------
Preferred Registrant
shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

     2.4    Right to Make Copies. DSI shall have the right to make copies of the
            --------------------
Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the original Deposit Materials onto any copies made by DSI.

SECTION 3.  RELEASE OF DEPOSIT

     3.1    Release Conditions. As used in this Agreement, "Release Conditions"
            ------------------
shall mean the liquidation, wind up or dissolution of Depositor.

     3.2    Filing For Release. If Preferred Registrant believes in good faith
            ------------------
that a Release Condition has occurred, Preferred Registrant may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by Federal Express or equivalent.

     3.3    Contrary Instructions. From the date DSI mails the notice requesting
            ---------------------
release of the Deposit Materials, Depositor shall have fifteen business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Registrant by registered or certified mail, return receipt requested, or by Federal Express or equivalent. Additionally, DSI shall notify both Depositor and Preferred Registrant that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement. Subject to Section 4.2, DSI will continue to store the Deposit Materials without release pending
(a) joint instructions from Depositor and Preferred Registrant, (b) resolution pursuant to the Dispute Resolution provisions, or (c) order of a court.

     3.4    Release of Deposit. If DSI does not receive Contrary Instructions
            ------------------
from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Registrant. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

     3.5    Use License Following Release. Upon release of the Deposit Materials
            -----------------------------
in accordance with this Article 3, Preferred Registrant shall have a non-exclusive, non-transferrable license as described in Section 2.12 of the License Agreement.

SECTION 4.  TERM AND TERMINATION

     4.1    Term of Agreement. This Agreement shall remain in force until the
            -----------------
termination or expiration of the License Agreement, provided that DSI shall be paid for at least one year of services regardless of whether this Agreement terminates before one year has elapsed. This Agreement will terminate earlier than as described above if (a) Preferred Registrant instructs DSI in writing at any time that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 4.2.

     4.2    Termination for Nonpayment. In the event of the nonpayment of fees
            --------------------------
owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past-due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any other action under this Agreement so long as any payment due to DSI remains unpaid.

     4.3    Disposition of Deposit Materials Upon Termination. Upon any
            -------------------------------------------------
termination of this Agreement other than for nonpayment, DSI shall return the Deposit Materials to Depositor. Upon any termination for nonpayment, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

     4.4    Survival of Terms Following Termination. Upon any termination of
            ---------------------------------------
this Agreement, the following provisions of this Agreement shall survive:

     a.     The obligations of confidentiality with respect to the Deposit
            Materials.

     b.     The obligation to pay DSI any fees and expenses due.

     c.     The provisions of Articles 7 and 8.

SECTION 5.  DSI'S FEES

     5.1    Fee Schedule. Preferred Registrant shall pay DSI its standard fees
            ------------
and expenses applicable to the services provided. DSI shall notify Preferred Registrant at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

     5.2    Payment Terms. DSI shall not be required to perform any service
            -------------
unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 4.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

SECTION 6.  LIABILITY AND DISPUTES

     6.1    Right to Rely on Instructions. DSI may act in reliance upon any
            -----------------------------
instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DS I.

     6.2    Indemnification. DSI shall be responsible to perform its obligations
            ---------------
under this

Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Registrant each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

     6.3    Dispute Resolution. Any dispute relating to or arising from this
            ------------------
Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Registrant, arbitration will take place in San Francisco, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by Federal Express or equivalent, to the attorney for the party or, if unrepresented, to the party at the last known business address.

     6.4    Controlling Law. This Agreement is to be governed and construed in
            ---------------
accordance with the laws of the state of California, without regard to its conflict of law provisions.

     6.5    Notice of Requested Order. If any party intends to obtain an order
            -------------------------
from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

     a.     Give DSI at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

SECTION 7.  GENERAL PROVISIONS

     7.1    Entire Agreement. This Agreement, which includes the Attachments
            ----------------
described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except Attachment A need not be signed by DSI and Attachment B need not be signed by Preferred Registrant.

     7.2    Notices. All notices, invoices, payments, deposits and other
            -------
documents and communications shall be given to the parties at the addresses specified in the attached Attachment C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class Mail.

     7.3    Severability. In the event any provision of this Agreement is found
            ------------
to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

     7.4    Successors. This Agreement shall be binding upon and shall inure to
            ----------
the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor of Depositor or Preferred Registrant unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement.

Preferred Registrant                         Depositor

By: /s/ Francis E. Lundy                     By: /s/ Yagyensh C. Pati
    --------------------                         --------------------

Name: FRANCIS E. LUNDY                       Name: Yagyensh C. Pati
      ----------------                             ----------------

Title: PRESIDENT                             Title: President
       ---------                                    ---------

Date: DEC. 31, 1997                          Date: Dec. 31, 1997
      -------------                                -------------

                      Data Securities International, Inc.

                 By: __________________________________________

                 Name: ________________________________________

                 Title: _______________________________________

                 Date: ________________________________________

                                 Attachment A

                               DEPOSIT MATERIALS

All of the existing TVS Software (as defined in the License Agreement).

                                 Attachment B

                        DESCRIPTION OF DEPOSIT MATERIAL

Deposit Account Number____________________________________________
Depositor Company Name______________________________________________

DEPOSIT TYPE: __________ Initial __________ Supplemental

ENVIRONMENT:
Host System CPU/OS____________ Version__________Backup_____________Source System CPU/OS___________ Version_____________Compiler____________
Special Instructions:___________________________________________________________
________________________________________________________________________________

DEPOSIT MATERIAL:
Attachment B Name_________________________________ Version____________________
Item label description          Media                            Quantity



For Depositor, I certify that the above      For DSI, I certify that the deposit
described Deposit Materials have been        inspection has been completed
transmitted to DSI:                          (any exceptions are noted above):

By_______________________________            By: ___________________

Print Name__________________________         Print Name:______________________

Date________________________                 Date of Acceptance________________
                                             ISE__________ EX. B#______________

                                 Attachment C

                              DESIGNATED CONTACT

                 Account Number _____________________________

Notices, Deposit Material returns and    Invoices to Depositor should be
communication, including delinquencies   addressed to:
to Depositor should be addressed to:

Company Name:_________________________   Company Name:__________________________
Address: _____________________________   Address: ______________________________

Designated Contact: __________________   Designated Contact: ___________________
Contact: _____________________________   Contact: ______________________________
Telephone: ___________________________   Telephone: ____________________________
Facsimile: ___________________________   Facsimile: ____________________________
State of Incorporation: ______________   State of Incorporation: _______________

Notices and communications, including    Invoices to Preferred Registrant should
delinquencies to Preferred Registrant    be should addressed to:
be addressed to:

Company Name:_________________________   Company Name:__________________________
Address: _____________________________   Address: ______________________________

Designated Contact: __________________   Designated Contact: ___________________
Contact: _____________________________   Contact: ______________________________
Telephone: ___________________________   Telephone: ____________________________
Facsimile: ___________________________   Facsimile: ____________________________

Requests from Depositor or Preferred Registrant to change the Designated Contact should be given in writing by the Designated Contact or an authorized employee of Depositor or Preferred Registrant.

                                                Invoice inquiries and fee
Contracts, Deposit Material and notices to         remittances to DSI should be
DSI should be addressed to:                        addressed to:

DSI                                             DSI
Contract Administration                         Accounts Receivable
Suite 200, 9555 Chesapeake Drive                Suite 1450,425 California Street
San Diego, CA 92123                             San Francisco, CA 94104
Telephone: (619) 694-1900                       (415) 398-7900
Facsimile: (619) 694-1919                       (415) 398-7914

Date:_______________________________________